Exhibit 23

Consent of Cobitz, VandenBerg & Fennessy

[Letterhead of Cobitz, VandenBerg & Fennessy]

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference and use of our report, dated January 13, 2006 on the consolidated financial statements of AMB Financial Corp. which appears in AMB Financial Corp.’s Annual Report of Shareholders and Form 10-KSB for the year ended December 31, 2005.

/s/ Cobitz, VandenBerg & Fennessy
Cobitz, VandenBerg & Fennessy March 31, 2006 Palos Hills, Illinois